EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	David Buell
Dan Sink, Chief Financial Officer	Manager, Financial Reporting
(317) 577-5609	(317) 713-5647
dsink@kiterealty.com	dbuell@kiterealty.com

Kite Realty Group Trust Reports
Fourth Quarter and Full Year 2011 Results

Highlights

Operations

•	Funds From Operations was $0.12 per diluted common share for the fourth quarter of 2011 and $0.44 per diluted common share for the year ended December 31, 2011.

•	Same Property Net Operating Income for the fourth quarter of 2011 increased 5.7% over the prior year and 3.7% for the full year 2011 compared to 2010.

•	Executed 37 new and renewal leases for 177,200 square feet during the quarter for aggregate cash rent spreads of 6.6%.

•	Executed 156 new and renewal leases for 842,000 square feet during 2011 for aggregate cash rent spreads of 6.4%.

•	Average annualized retail operating portfolio rents per square foot grew 3.3% from the previous quarter.

•	Revenue from property operations increased 13.8% in the fourth quarter over the prior year.

Development

•	Substantially completed Cobblestone Plaza (FL) development and Rivers Edge (IN) redevelopment and transitioned both to the operating portfolio.

•	Transitioned Four Corner/Maple Valley in Seattle, Washington to in-process development with a pre-leased percentage of 81%.

•	Transitioned New Hill Place Phase I in Raleigh, North Carolina to in-process development with a pre-leased percentage of 65%.

Balance Sheet

•	Closed on a $62 million construction loan for the Company’s Delray Marketplace development project.

•	Including events occurring subsequent to year-end, the Company’s 2012 debt maturities are $31.2 million on two properties.

•	The Company completed $413 million of financing related activities in 2011.

Indianapolis, Ind., February 8, 2012 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its fourth quarter ended December 31, 2011.  Financial statements and exhibits attached to this release include results for the three and twelve months ended December 31, 2011 and 2010.

Financial and Operating Results

For the three months ended December 31, 2011, funds from operations (“FFO”), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $8.6 million, or $0.12 per diluted share, for the Kite Portfolio compared to $7.8 million, or $0.11 per diluted share, for the same period in the prior year.  The Company’s allocable share of FFO was $7.6 million for the three months ended December 31, 2011 compared to $7.0 million for the same period in 2010.

For the twelve months ended December 31, 2011, FFO was $31.8 million, or $0.44 per diluted share, for the Kite Portfolio compared to $30.3 million, or $0.42 per diluted share, for the same period in the prior year.  The Company’s allocable share of FFO was $28.3 million for the twelve months ended December 31, 2011 compared to $26.9 million for the same period in 2010.

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO is included in the attached table.

Net income attributable to common shareholders was $3.1 million for the fourth quarter of 2011 compared to a net loss in the prior year of $1.2 million.  This change is primarily attributable to the Company’s share of a $4.3 million gain on the sale in the current quarter of a property owned in a joint venture.  The Company’s total revenue for the fourth quarter of 2011 was $26.7 million, an increase from $25.9 million for the same period in 2010.  This increase is due to an improvement in revenue from recurring property operations of $3.1 million, or 13.8%, as a result of improved occupancy levels and development tenants opening for business.  Partially offsetting this increase was a planned decline in construction volume of $1.6 million and lower gains on land sales of $0.9 million.

Net loss attributable to common shareholders was $0.8 million for 2011 compared to a net loss in the prior year of $8.6 million.  This change is primarily attributable to a decrease of $3.7 million in depreciation and amortization expense due to accelerated depreciation taken in the prior year on certain redevelopment properties along with the Company’s share of the gain on the 2011 sale of a joint venture property of $4.3 million.  The Company’s total revenue for 2011 was $101.9 million, an increase from $101.4 million for 2010.  Revenue from recurring property operations increased $7.8 million, or 8.7%, for 2011 compared to 2010.  Offsetting this increase was a planned decline in construction volume of $6.5 million and lower gains on land sales of $2.4 million.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "In 2011, our strong operating platform and well located real estate performed at a very high level which produced approximately 14% growth in revenue from property operations in the fourth quarter.  Our asset management, leasing, and development teams produced strong same property NOI results and delivered highly leased, quality assets.  I am pleased with our perseverance and progress on our development pipeline and look forward to continuing to utilize our value-added platform."

Operating Portfolio

Rivers Edge was substantially completed and transitioned to the operating portfolio.  This Indianapolis, Indiana center was successfully redeveloped and is 100% leased.  The center is anchored by Nordstrom Rack, The Container Store, and buy buy Baby.  Additional anchors Arhaus Furniture and an expanded BGI Fitness are projected to open in mid-2012.

Cobblestone Plaza in Fort Lauderdale, Florida was substantially completed and transitioned to the operating portfolio.  As of December 31, 2011, this Whole Foods-anchored center was 92.2% leased.

As of December 31, 2011, the Company owned interests in 54 retail operating properties totaling approximately 8.4 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 93.3% leased as of December 31, 2011, compared to 92.2% leased as of December 31, 2010.

In addition, the Company owns four operating commercial properties totaling 580,800 square feet.  As of December 31, 2011, the owned net rentable area of the commercial operating portfolio was 93.3% leased.  The combined leased percentage for the retail and commercial operating portfolios was 93.3% as of December 31, 2011.

On a same property basis, the leased percentage of 52 same store operating properties increased 0.4% to 93.0% at December 31, 2011 from 92.6% at December 31, 2010.  Same property net operating income for these properties increased 5.7% in the fourth quarter of 2011 compared to the same period in the prior year.  Same property net operating income increased 3.7% for the full year 2011 compared to 2010.

Leasing Activities

During the fourth quarter of 2011, the Company executed 37 new and renewal leases totaling approximately 177,200 square feet with aggregate cash rent spreads of 6.6%.  New leases were signed with 16 tenants for approximately 132,900 square feet of GLA.  These leases represent a 7.5% positive cash rent spread.  A total of 21 leases for 44,300 square feet were renewed during the quarter with a 4.8% positive cash rent spread.

For the year, the Company executed 156 new and renewal leases totaling 842,200 square feet.  New leases were signed with 81 tenants for 491,600 square feet of GLA.  These leases represent an 8.6% positive cash rent spread.  A total of 75 leases for 350,600 were renewed during the year for a positive cash rent spread of 2.9%.

Also during the quarter, 13 new tenants commenced paying rent, including anchor tenants Toys “R” Us and Ross Stores at South Elgin Commons and The Container Store at Rivers Edge.

Development Activities

As of December 31, 2011, the Company owned interests in five in-process development/redevelopment projects.  The total estimated cost of these projects is approximately $183.7 million, of which approximately $84.1 million had been incurred.  Development highlights for the quarter include the following:

•	Commenced construction at the Company’s Delray Marketplace development in Delray Beach, Florida, in December. The leased or committed percentage of this property was 72% as of December 31, 2011.

•
Transitioned Four Corner/Maple Valley in Seattle, Washington to an in-process development with the execution of leases with three anchor tenants.  This project was 81% pre-leased as of December 31, 2011 with vertical construction scheduled to commence in the first quarter of 2012 upon securing construction financing.

•
Transitioned New Hill Place Phase I in Raleigh, North Carolina to an in-process development project.  This project was 65% pre-leased as of December 31, 2011 with vertical construction scheduled to commence in the first quarter of 2012 upon securing construction financing.

•	Scheduled to open Whole Foods at the Company’s Oleander Pointe redevelopment in Wilmington, North Carolina, in May 2012. The property was 86% pre-leased as of December 31, 2011.

•
Commenced construction of a single-tenant property in Indianapolis, Indiana that is leased to Walgreen’s.  The Company closed on a $4.7 million construction loan to fund a majority of the construction costs. This project is expected to be completed in the third quarter of 2012.

Financing Activities

During the fourth quarter and through the date of this release, the Company completed the following financing activities:

•
Closed on a $62 million construction loan for the Company's Delray Marketplace project.   The loan bears an interest rate of LIBOR plus 175 to 200 basis points and has a three year term with an option to extend for an additional two years.  At closing, the Company paid off the previous $4.7 million land loan on this property.

•	Closed on a five-year $16.8 million loan with an all-in rate of 3.60% secured by the Eastgate Pavilion property and retired the previous loan that was scheduled to mature in April 2012.

•
Exercised the one-year extension option on the $20.4 million variable rate mortgage on Gateway Shopping Center in Marysville, Washington, which will extend the maturity date to October 31, 2012.  The Company is marketing this asset for sale.

•
Retired the $24.7 million fixed-rate mortgage secured by Plaza at Cedar Hill in January with a temporary draw on its line of credit.  The Company intends to secure long term financing on this asset in the first half of 2012.

As a result of these activities, the Company has $31.2 million of debt maturing in 2012 relating to our Gateway Shopping Center and Fox Lake Crossing shopping centers.

Distributions

On December 22, 2011, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended December 31, 2011 payable to shareholders of record as of January 6, 2012.  This distribution was paid on January 13, 2012.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending March 31, 2012 later in the first quarter.

On February 8, 2012, the Board of Trustees declared a quarterly preferred share cash distribution of $0.515625 per preferred share covering the distribution period from December 2, 2011 to March 1, 2012 payable to shareholders of record as of February 21, 2012.  This distribution will be paid on March 1, 2012.

2012 Earnings Guidance

 The Company currently expects FFO for the year ended December 31, 2012 to be within a range of $0.42 to $0.46 per diluted share and net loss to be within a range of $(0.03) to $(0.07) per diluted common share.  The Company's guidance is impacted by the disposition of certain assets to generate liquidity and reduce outstanding indebtedness.  Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors when measuring operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.

While other factors may impact FFO and net earnings, the Company’s 2012 guidance is based primarily on the following assumptions:

•	The disposition of three to five properties with gross proceeds between $55-$65 million, which results in a $0.03 to $0.04 reduction in FFO per diluted share;
•	$0.01 reduction of the non-cash rent related to market lease amortization;
•	$80 million of floating-rate construction debt fixed throughout 2012 at a 5% rate;
•	Full year effect of the additional interest expense related to the $82 million ten-year secured financing at 5.44% on six assets of approximately $0.03;
•	Portfolio leased percentage ranging from 93% to 94% at December 31, 2012;
•	A year over year increase of 1.0% to 2.0% in same property net operating income as compared to the prior year;
•	Transactional FFO and lease termination fees ranging from $0.01 to $0.03 per share; and
•	General and administrative expense ranging from approximately $6.5 million to $6.8 million.

The Company’s 2012 guidance is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company may change its guidance as actual and anticipated results vary from these assumptions.  The Company’s guidance excludes any potential transaction costs.

Following is a reconciliation of the range of 2012 estimated diluted net loss per share to estimated diluted FFO per share:

Guidance Range for 2012	Low	High
Net loss per diluted common share	$(0.07)	$(0.03)
Depreciation and amortization	0.49	0.49
FFO per diluted common share	$ 0.42	$ 0.46

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Thursday, February 9th at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s website at www.kiterealty.com.  The dial-in numbers are (866) 271-0675 for domestic callers and (617) 213-8892 for international callers (passcode 37711703).  In addition, a telephonic replay of the call will be available until May 13, 2012.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 37729186).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At December 31, 2011, the Company owned interests in a portfolio of 63 operating and redevelopment properties totaling approximately 9.0 million square feet and an additional three properties currently under development totaling 0.6 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	December 31, 2011	December 31, 2010
Assets:
Investment properties, at cost:
Land	$238,129,092	$228,707,073
Land held for development	36,977,501	27,384,631
Buildings and improvements	845,173,680	780,038,034
Furniture, equipment and other	5,474,403	5,166,303
Construction in progress	147,973,380	158,636,747
	1,273,728,056	1,199,932,788
Less: accumulated depreciation	(178,006,632)	(152,083,936)
	1,095,721,424	1,047,848,852
Cash and cash equivalents	10,042,450	15,394,528
Tenant receivables, including accrued straight-line rent of $11,398,347 and $9,113,712, respectively, net of allowance for uncollectible accounts	20,413,671	18,204,215
Other receivables	2,978,225	5,484,277
Investments in unconsolidated entities, at equity	21,646,443	11,193,113
Escrow deposits	9,424,986	8,793,968
Deferred costs, net	31,079,129	24,207,046
Prepaid and other assets	1,959,790	1,656,746
Total Assets	$1,193,266,118	$1,132,782,745

Liabilities and Equity:
Mortgage and other indebtedness	$689,122,933	$610,926,613
Accounts payable and accrued expenses	36,048,324	32,362,917
Deferred revenue and other liabilities	12,636,228	15,399,002
Total Liabilities	737,807,485	658,688,532
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	41,836,613	44,115,028
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 2,800,000 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	70,000,000	70,000,000
Common Shares, $.01 par value, 200,000,000 shares authorized 63,617,019 shares and 63,342,219 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	636,170	633,422
Additional paid in capital	449,763,528	448,779,180
Accumulated other comprehensive loss	(1,524,095)	(2,900,100)
Accumulated deficit	(109,504,068)	(93,447,581)
Total Kite Realty Group Trust Shareholders’ Equity	409,371,535	423,064,921
Noncontrolling Interests	4,250,485	6,914,264
Total Equity	413,662,020	429,979,185
Total Liabilities and Equity	$1,193,266,118	$1,132,782,745

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Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Minimum rent	$20,174,665	$18,067,685	$77,019,425	$71,836,417
Tenant reimbursements	5,294,063	4,319,215	20,264,222	17,666,443
Other property related revenue	1,097,401	1,769,649	4,252,623	5,065,169
Construction and service fee revenue	106,285	1,746,947	373,105	6,848,073
Total revenue	26,672,414	25,903,496	101,909,375	101,416,102
Expenses:
Property operating	4,667,749	4,887,479	18,607,865	17,691,738
Real estate taxes	3,387,794	2,347,560	13,828,995	12,044,966
Cost of construction and services	9,092	1,598,958	309,074	6,142,042
General, administrative, and other	1,619,726	1,480,980	6,284,397	5,372,056
Depreciation and amortization	9,201,670	9,290,845	37,068,830	40,732,228
Total expenses	18,886,031	19,605,822	76,099,161	81,983,030
Operating income	7,786,383	6,297,674	25,810,214	19,433,072
Interest expense	(6,981,496)	(7,219,072)	(25,291,512)	(28,532,440)
Income tax benefit/(expense) of taxable REIT subsidiary	74,022	(31,932)	1,294	(265,986)
Income/(loss) from unconsolidated entities	89,181	48,477	333,628	(51,964)
Gain on sale of unconsolidated property, net	4,320,155	—	4,320,155	—
Other income	25,410	44,985	208,870	231,178
Income (loss) from continuing operations	5,313,655	(859,868)	5,382,649	(9,186,140)
Discontinued operations – loss on sale of operating property	(397,909)	—	(397,909)	—
Consolidated net income/(loss)	4,915,746	(859,868)	4,984,740	(9,186,140)
Net (income)/loss attributable to noncontrolling interests	(414,434)	74,227	(3,466)	915,310
Net income (loss) attributable to Kite Realty Group Trust	4,501,312	(785,641)	4,981,274	(8,270,830)
Dividends on preferred shares	(1,443,750)	(376,979)	(5,775,000)	(376,979)
Net income (loss) attributable to common shareholders	$3,057,562	$(1,162,620)	$(793,726)	$(8,647,809)

Net income (loss) per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Income (loss) from continuing operations attributable to common shareholders	$0.05	$(0.02)	$(0.01)	$(0.14)
Loss from discontinued operations attributable to common shareholders	(0.00)	—	(0.00)	—
Net income (loss) attributable to common shareholders	$0.05	$(0.02)	$(0.01)	$(0.14)

Weighted average common shares outstanding – basic	63,613,728	63,340,098	63,557,322	63,240,474
Weighted average common shares outstanding - diluted	71,696,106	63,340,098	63,557,322	63,240,474
Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

Income (loss) attributable to Kite Realty Group Trust common shareholders:
Income (loss) from continuing operations	$3,411,876	$(1,162,620)	$(439,412)	$(8,647,809)
Discontinued operations	(354,314)	—	(354,314)	—
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$3,057,562	$(1,162,620)	$(793,726)	$(8,647,809)

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Consolidated net income / (loss)	$4,915,746	$(859,868)	$4,984,740	$(9,186,140)
Less dividends on preferred shares	(1,443,750)	(376,979)	(5,775,000)	(376,979)
Less net income attributable to noncontrolling interests in properties	(38,244)	(20,446)	(101,069)	(117,155)
Add loss on sale of operating property	397,909	—	397,909	—
Less gain on sale of unconsolidated property, net	(4,320,155)	—	(4,320,155)	—
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	9,054,424	9,098,045	36,577,580	39,950,624
Funds From Operations of the Kite Portfolio1	8,565,930	7,840,752	31,764,005	30,270,350
Less redeemable noncontrolling interests in Funds From Operations	(942,252)	(869,391)	(3,494,040)	(3,359,076)
Funds From Operations allocable to the Company1	$7,623,678	$6,971,361	$28,269,965	$26,911,274

Basic FFO per share of the Kite Portfolio	$0.12	$0.11	$0.44	$0.43
Diluted FFO per share of the Kite Portfolio	$0.12	$0.11	$0.44	$0.42

Basic weighted average Common Shares outstanding	63,613,728	63,340,098	63,557,322	63,240,474
Diluted weighted average Common Shares outstanding	63,852,565	63,641,410	63,828,582	63,490,597
Basic weighted average Common Shares and Units outstanding	71,457,269	71,199,356	71,406,505	71,166,137
Diluted weighted average Common Shares and Units outstanding	71,696,106	71,500,669	71,677,765	71,416,260

____________________
1
“Funds From Operations of the Operating Partnership” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

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Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2011 and 2010
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Number of properties at period end1	52	52		52	52

Leased percentage at period-end	93.0%	92.6%		93.0%	92.6%
Minimum rent	$16,740,686	$16,237,150		$66,861,417	$65,393,382
Tenant recoveries	4,082,673	3,953,498		16,763,021	16,254,231
Other income	1,061,788	1,134,904		1,248,617	1,257,744
	21,885,147	21,325,552		84,873,055	82,905,357

Property operating expenses	4,094,458	4,842,809		16,276,930	16,459,497
Real estate taxes	2,729,037	2,238,111		11,098,536	11,016,632
	6,823,495	7,080,920		27,375,466	27,476,129

Net operating income – same properties (52 properties)2	15,061,652	14,244,632	5.7%	57,497,589	55,429,228	3.7%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$15,061,652	$14,244,632		$57,497,589	$55,429,228
Other income (expense), net	(10,560,340)	(15,030,273)		(52,516,315)	(63,700,058)
Dividends on preferred shares	(1,443,750)	(376,979)		(5,775,000)	(376,979)
Net income (loss) attributable to common shareholders	$3,057,562	$(1,162,620)		$(793,726)	$(8,647,809)

____________________
1	Same Property analysis excludes Courthouse Shadows, The Centre and Bolton Plaza properties as the Company pursues redevelopment of these properties.

2
Same Property net operating income is considered a non-GAAP measure because it excludes net gains from outlot sales, write offs of straight-line rent and lease intangibles, bad debt expense and related recoveries, lease termination fees and significant prior year expense recoveries and adjustments, if any.

The Company believes that Net Operating Income (“NOI”) is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.